POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Christopher J. Hubbert and Michele L. Hoza, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% shareholder of Gas Natural
Inc., an Ohio corporation (the "Company"), Forms 3, 4 and 5
(or any successors thereto) in accordance with Section 16(a)
of the Securities Exchange Act of 1934 and the rules thereunder, as may be amended from time to time;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete
and execute any such Form 3, 4 or 5 (or any successors thereto)
including obtaining EDGAR codes and timely file such form with the United States Securities and Exchange Commission and any
stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such
attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite,necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be
done by virtue of this Power of Attorney and the rights and
powers herein granted.The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities
to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5
(or any successors thereto) with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing
delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of July 17, 2013.

/s/ Donald Whiteman
Donald Whiteman

STATE OF OH  )
    ) SS:
COUNTY OF LAKE  )

SWORN TO and subscribed in my presence by DONALD WHITEMAN,
who acknowledged he did sign the foregoing instrument and
that the same was his free act and deed.

IN WITNESS WHEREOF, I subscribed my name and affixed
my notarial seal at Mentor, Ohio this 17th day of July, 2013.

/s/ Megan Richards

Notary Public